                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Security Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12



                          SUCCESS BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
       5) Total fee paid:

          ----------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:

          ----------------------------------------------------------------------
       2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
       3) Filing Party:

          ----------------------------------------------------------------------
       4) Date Filed:

          ----------------------------------------------------------------------

                       SUCCESS BANCSHARES, INC. [LOGO]
                              ONE MARRIOTT DRIVE
                        LINCOLNSHIRE, ILLINOIS  60069

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, JUNE 24, 1998

To the Stockholders of Success Bancshares, Inc.

      The Annual Meeting of Stockholders of Success Bancshares, Inc. (the "Company") will be held on Wednesday, June 24, 1998 at 2:00 p.m., local time, at the Marriott Lincolnshire Resort, Ten Marriott Drive, Lincolnshire, Illinois 60069, for the following purposes, as more fully described in the accompanying Proxy Statement.

      1. To elect two (2) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 27, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and any adjournment thereof, also as more fully described in the Proxy Statement.

                                               For the Board of Directors,


                                               George M. Ohlhausen
                                               Chairman of the Board

April 30, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                       SUCCESS BANCSHARES, INC. [LOGO]
                              ONE MARRIOTT DRIVE
                        LINCOLNSHIRE, ILLINOIS  60069
                               _______________

                               PROXY STATEMENT
                               ________________

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Success Bancshares, Inc., a Delaware corporation (the "Company"), and any adjournment thereof (the "Meeting"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders. The Meeting is to be held on Wednesday, June 24, 1998, at 2:00 p.m., local time, at the Marriott Lincolnshire Resort, Ten Marriott Drive, Lincolnshire, Illinois 60069. The Company anticipates mailing this Proxy Statement and the enclosed proxy to stockholders on or about April 30, 1998.

                             GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy for use at the Meeting is being furnished herewith by the Company to each stockholder and is solicited on behalf of the Board of Directors of the Company. The Board of Directors has fixed April 27, 1998 as the record date (the "Record Date") for the Meeting. Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, an aggregate of 2,922,574 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), were outstanding.

     The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted "FOR" the election of all nominee directors specified herein. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy (each of whom was selected by the Board of Directors) will take such action as they, in their discretion, may deem advisable.

     Representation at the Meeting, in person or by proxy, by the holders of a majority of the outstanding shares of Common Stock entitled to vote on the Record Date will constitute a quorum. Votes for and against, abstentions and shares held of record by a broker or nominee ("Broker Shares"), whether or not voted, will each be counted as present for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote will be required to act on the election of directors. Accordingly, abstentions and Broker Shares that are not voted will not have any effect on the outcome of such election.

     The cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail, and may also be made personally or by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees and fiduciaries for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by: (i) a later dated, duly executed and delivered proxy; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person. Attendance by a stockholder at the Meeting does not alone serve to revoke his, her or its proxy.

ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, which contains audited financial statements, accompanies this Proxy Statement.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 1998 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director, and (iv) all the directors and executive officers of the Company as a group.



              NAME AND ADDRESS OF                 NUMBER OF SHARES   PERCENT
              BENEFICIAL OWNER(1)                BENEFICIALLY OWNED  OF CLASS
              -------------------                ------------------  --------
Saul D. Binder.................................       194,447(2)       6.4%
Steven A. Covert...............................        17,000(3)         *
Charles G. Freund..............................        49,912(4)       1.6
Avrom H. Goldfeder.............................            --           --
Samuel D. Kahan................................         2,200(5)         *
Sherwin Koopmans...............................            --           --
George M. Ohlhausen............................       248,886(6)       8.1
Norman D. Rich.................................        18,699(7)         *
Naschon Draiman(8).............................       155,674(9)       5.1
All directors and executive officers as a group
(11 persons) (10)..............................       537,674         17.6

----------
*    Less than 1%.
(1) The address of each person listed above, unless noted otherwise in the footnotes, is c/o Success Bancshares, Inc., One Marriott Drive, Lincolnshire, Illinois 60069.
(2) Includes 113,390 shares subject to options excercisable within 60 days of April 1, 1998.
(3) Represents shares subject to options exercisable within 60 days of April 1, 1998.
(4) Includes 22,924 shares held in trust with respect to which Mr. Freund has sole voting and dispositive power.
(5) Includes 1,700 shares as to which Mr. Kahan shares beneficial ownership with his spouse.
(6) Includes 108,485 shares held in trust with respect to which Mr. Ohlhausen has sole voting and dispositive power and 68,000 shares held in trust with respect to which Mr. Ohlhausen shares voting and dispositive power with his spouse.
(7) Includes 3,896 shares held in trust with respect to which Mr. Rich's spouse has voting and dispositive power, and 2,210 shares beneficially owned by Mr. Rich's spouse.
(8)  Mr. Draiman's address is 6134 North St. Louis Avenue, Chicago, Illinois
     60659.
(9) Includes 73,193 shares as to which Mr. Draiman shares beneficial ownership with his spouse.
(10) Includes 132,090 shares subject to options exercisable within 60 days of April 1, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company became a public company in October 1997, subjecting its directors, executive officers and 10% beneficial owners to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934. Under such Act, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company are required to be filed with the Securities and Exchange Commission (the "SEC").

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company, the Form 4s reporting Common Stock purchased through the Company's initial public offering by George Ohlhausen, a director, and Sam Moraras, Treasurer, of the Company, were filed late with the SEC in fiscal year 1997. Each individual reported one transaction on one late report.


                             ELECTION OF DIRECTORS

     The Certificate of Incorporation and the By-Laws of the Company currently provide that the Board of Directors shall consist of at least seven members divided into three classes of directors who are elected to hold office for staggered three-year terms so that the term of office of one class expires at each annual meeting of stockholders. The classes of directors as of the date of this Proxy Statement are: Class I Directors, consisting of two persons, who will hold office until the Meeting; Class II Directors, consisting of two persons, who will hold office until the annual meeting of stockholders to be held in 1999; and Class III Directors, consisting of three persons, who will hold office until the annual meeting of stockholders to be held in 2000. The terms of the Class I Directors expire this year. Therefore, the Board of Directors has nominated two persons, who have consented to being named in this Proxy Statement and to serving if elected, for election as Class I Directors to serve for a three-year term until the annual meeting of stockholders to be held in 2001 and until their respective successors have been duly elected and qualified. Both nominees are currently members of the Company's Board of Directors.

     Proxies will be voted FOR the election of the two nominees listed below, unless authority to do so is withheld as to an individual nominee or both nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), proxies will be voted for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes at the Meeting, in person or by proxy, of shares of Common Stock, up to the number of directors to be elected, shall be elected.

                            NOMINEES FOR DIRECTOR

CLASS I DIRECTORS - TERMS EXPIRING IN 1998

     The Board of Directors has nominated for election as a director at the Meeting each of the following individuals:

     Charles G. Freund, age 74, has been a director of the Company since 1989. Mr. Freund also has been a director of Success National Bank, a majority owned subsidiary of the Company (the "Bank"), since 1978 and was Chairman of the Board of Directors of the Bank from August 1989 to September

1991. In addition, he has been the Chairman of the Board Emeritus of the Bank since September 1991. Prior to his retirement in 1986, Mr. Freund was Vice President, Secretary and Treasurer of Mid-Con Corp., a natural gas transmission company. He currently serves as a director of Lincoln National Income Fund, Lincoln National Convertible Securities Fund and the Mathers Fund.

     Samuel D. Kahan, age 51, has been a director of the Company since 1995. Mr. Kahan is an economist and, since October 1995, has been President of A.S.K. Financial Research Ltd., an economic research firm. From 1985 to 1995, Mr. Kahan was the Chief Economist for Fuji Securities, Inc., a subsidiary of Fuji Bank, Ltd.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE TWO NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

                         DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS - TERMS EXPIRING IN 1999

     Avrom H. Goldfeder, age 38, has been a director of the Company since 1997. Mr. Goldfeder has been a member-trader of the Chicago Board of Trade (CBOT) since 1986. He is a member of the CBOT Business Conduct Committee and is Vice Chairman of the CBOT Educational Research Foundation. Mr. Goldfeder was a founding partner of the Financial Futures Interest Rate Group before joining ING Futures and Options in October 1990.

     Sherwin Koopmans, age 56, has been a director of the Company since 1997. Prior to his retirement in January 1996, Mr. Koopmans was the Associate Director of the Division of Depository and Asset Services for the Federal Deposit Insurance Corporation (FDIC) from July 1994 to December 1995. Prior to working for the FDIC, Mr. Koopmans was the Regional Director and then the Vice President for the Resolution Trust Corporation from December 1991 to July 1994.

CLASS III DIRECTORS - TERMS EXPIRING IN 2000

     Saul D. Binder, age 58, has been a director of the Company since 1986 and has been President and Chief Executive Officer of the Company since 1992. Mr. Binder has been a director and President and Chief Executive Officer of the Bank, since its incorporation in 1982. From March 1985 to December 1989, Mr. Binder served as President of the Bank of Bellwood. From August 1986 to December 1989, he served as President of First National Bank of Wheaton. From August 1985 to December 1989, Mr. Binder served as Secretary of Bellwood Bancorp.

     George M. Ohlhausen, age 75, has been a director of the Company since 1989 and has been Chairman of the Board of Directors of the Company since September 1991. Mr. Ohlhausen also has been a director of the Bank since 1982. Since 1951, Mr. Ohlhausen has been President of George M. Ohlhausen, Inc., which represents a variety of jewelry manufacturers.

     Norman D. Rich, age 63, has been a director of the Company since 1991.
Mr. Rich also has been a director of the Bank since 1991. He is a principal of the accounting and consulting firm of Veatch, Rich & Nadler, Chtd., and has been during the last five years. Mr. Rich is a Certified Public Accountant.

MEETINGS OF THE BOARD; COMMITTEES

     The Board of Directors met 11 times during fiscal year 1997. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board on which they served during fiscal year 1997. The Board has two established committees, the Audit Committee, comprised of Messrs. Rich, Ohlhausen, and Koopmans, and the Compensation Committee, comprised of Messrs. Freund, Goldfeder, and Kahan.

     The Audit Committee, which met 11 times during fiscal year 1997, recommends to the Board of Directors the engagement of the Company's independent certified public accountants, reviews with such accountants the plan and results of their audit of the Company's financial statements and determines the independence of such accountants. The Compensation Committee, which met 2 times during fiscal year 1997, makes recommendations to the Board of Directors with respect to compensation of officers and key employees, including the grant of options under the Success Bancshares 1995 Stock Option Plan (the "1995 Stock Option Plan").

COMPENSATION OF DIRECTORS

     Prior to August 1997, the same people were members of both the Board of Directors of the Company and Board of Directors of the Bank and were compensated only as members of the Bank's Board of Directors in the amount of $300 per month of service in addition to $300 per meeting attended. Since August 1997, each member of the Company's Board of Directors, other than any member who is also an executive officer, has received a fee of $1,000 a month. In addition, the Company reimburses all of its directors for all travel-related expenses incurred in connection with their activities as directors. George M. Ohlhausen receives an additional $32,500 annually for serving as Chairman of the Board of Directors of the Company, and Norman D. Rich receives an additional $10,000 annually for serving as chairman of the Audit Committee.

     As of January 1, 1997, each director of the Company was granted an option to purchase up to 10,000 shares of Common Stock at the book value per share thereof on the last day of the month prior to the month in which such option was either fully or partially exercised. Such options were to expire, by their terms, on December 31, 1997. In June 1997, the Board of Directors of the Company approved a resolution which reduced the number of shares for which such options could be exercised to 1,000 shares and changed the expiration date of such options to July 23, 1997. Between January 1, 1997 and July 30, 1997, directors of the Company exercised options to purchase an aggregate of 14,761 shares of Common Stock at a weighted average exercise price of $8.52 per share. Management does not presently intend to award regular annual option grants to Directors of the Company in the future.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the initial public offering of the Company's Common Stock and the establishment of the Compensation Committee of the Board of Directors in October 1997, the Board of Directors of the Company, in consultation with Saul
D. Binder, President and Chief Executive Officer of the Company, determined the compensation of the Company's executive officers. Since October 1997, such compensation has been determined solely by the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time, the Bank makes loans and extends credit to certain of the Company's and/or the Bank's officers and directors and to certain companies affiliated with such persons. In the opinion of the Company, all of such loans and extensions of credit have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties, and have not involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 1997, an aggregate of $2.8 million of loans and extensions of credit were outstanding to certain officers and directors of the Company and/or the Bank and to certain companies affiliated with such persons.


                               EXECUTIVE OFFICERS

     Set forth below is certain information with respect to each of the Company's and/or the Bank's executive officers who is not also a director of the Company:

     Christa N. Calabrese, age 49, has been Executive Vice President of the Bank since October 1997 and Chief Lending Officer of the Bank since 1992. She also served as Senior Vice President of the Bank from 1992 to October 1997. Prior to joining the Bank, Ms. Calabrese was an Asset Specialist with the Resolution Trust Corporation from 1990 to 1992. From 1969 through 1990, Ms. Calabrese held commercial lending positions with local community banks.

     Steven A. Covert, age 36, was named Executive Vice President and Chief Financial Officer of Success Bancshares and the Bank in September 1995. From July 1993 to December 1994, Mr. Covert was Senior Vice President and Chief Financial Officer of Ithaca Bancorp, Inc., a bank holding company located in Ithaca, New York. From January 1991 to July 1993, Mr. Covert was Vice President and Chief Financial Officer of Center Banks, Incorporated, a bank holding company located in Skaneateles, New York. Prior to January 1991, Mr. Covert was employed by KPMG Peat Marwick LLP as an auditor, where he obtained his license as a Certified Public Accountant.

     Ronald W. Tragasz, age 51, joined the Bank in September 1991, and is currently Senior Vice President and Cashier of the Bank and Assistant Secretary of Success Bancshares. Prior to September 1991, Mr. Tragasz was employed by the Bank of Ravenswood as Cashier and by First National Bank of Chicago as Assistant Vice President, where he was responsible for bank operating functions and various branch operations.

     Marlene Sachs, age 66, has been Secretary of the Company since its inception, and Vice President, Secretary and Assistant to the President of the Bank since 1982.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows certain information concerning the compensation of the Chief Executive Officer and the Chief Financial Officer (the "Named Executive Officers") of the Company during the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer of the Company or the Bank had total compensation during the fiscal year ended December 31, 1997 which exceeded $100,000.

                                                                            ANNUAL COMPENSATION
                                                                                                               ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR               SALARY           BONUS              COMPENSATION
---------------------------                          --------           ----------       ----------          ---------------
Saul D. Binder
  President and Chief Executive Officer of the
  Company and President and Chief Executive
  Officer of the Bank...............................   1997              $175,000            -                 $19,420(1)
                                                       1996               175,000            -                  19,503(2)
                                                       1995               175,000            -                   5,116(3)



Steven A. Covert
  Executive Vice President and Chief Financial
  Officer of the Company and the Bank...............   1997               $95,000          $10,000              $2,961(4)
                                                       1996                95,000            -                     794(5)
                                                       1995(6)             33,250            -                     -


-----------
(1) Includes $500 contributed by the Company for Mr. Binder under the Company's 401(k) Plan (the "401k Plan") and $18,920 allocated to Mr. Binder under the Company's Employee Stock Ownership Plan (the "ESOP").
(2) Includes $200 contributed by the Company for Mr. Binder under the 401k Plan and $19,303 allocated to Mr. Binder under the ESOP.
(3) Includes $200 contributed by the Company for Mr. Binder under the 401k Plan and $4,916 allocated to Mr. Binder under the ESOP.
(4) Includes $500 contributed by the Company for Mr. Covert under the 401k Plan and $2,461 allocated to Mr. Covert under the ESOP.
(5) Includes $200 contributed by the Company for Mr. Covert under the 401k Plan and $594 allocated to Mr. Covert under the ESOP.
(6)  Mr. Covert joined the Company in August 1995.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises in 1997 by the Named Executive Officers and the value of such Officers' unexercised options at December 31, 1997. The Company made no option grants in 1997 to the Named Executive Officers.


                                                NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN THE
                                                      OPTIONS AT                   MONEY OPTIONS AT
                                                  DECEMBER 31, 1997              DECEMBER 31, 1997(1)
                       SHARES                 ---------------------------    ----------------------------
                     ACQUIRED ON    VALUE
NAME                  EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                 -----------   --------   -----------   -------------    -----------    -------------
Saul D. Binder(2)        -            -         113,390           -           $1,035,843          -
Steven A. Covert(3)      -            -          17,000        17,000(4)         128,750       $128,750

-----------
(1) Based on the closing price of $13.75 per share on December 31, 1997. There is no guarantee that if and when these options are exercised they will have this value.
(2) Of these options, options to purchase 28,390, 68,000 and 17,000 shares of the Company's Common Stock were granted in February 1990, April 1992 and January 1993, respectively, at exercise prices reflecting the fair market value as of the dates of such option grants of $1.82, $5.41 and $6.09 per share, respectively.
(3) Granted in October 1995 under the 1995 Stock Option Plan at the fair market value on the date of grant of $6.18.
(4) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

EMPLOYMENT AGREEMENTS

     The Bank has entered into an Employment Agreement dated February 1, 1997 with Mr. Binder (the "Employment Agreement"). The Employment Agreement will remain in effect until Mr. Binder reaches the age of 65 or until the earlier termination of Mr. Binder's employment by either the Bank or Mr. Binder himself. The annual base salary for Mr. Binder as of the execution of the Employment Agreement was $175,000. In addition to his salary, Mr. Binder is entitled to receive an annual bonus in an amount determined by the Board of Directors of the Bank and to participate in and receive benefits under any employee insurance and fringe benefits programs that may be established by the Bank for its employees or senior executive officers. Under the terms of the Employment Agreement, Mr. Binder is entitled to reimbursement for reasonable expenses incurred by him in the performance of his duties and to use of a Bank automobile. In addition, the Employment Agreement states that the Bank will continue to pay Mr. Binder's salary, bonus (if any) and benefits for the duration for the term of the Agreement or, if there are less than 18 months remaining in the term of the Agreement, for a period of 18 months after the termination of Mr. Binder's employment, in the event of (i) the mutual agreement of the parties to terminate the Agreement, (ii) termination by Mr. Binder due to the Bank's breach of the Agreement or (iii) Mr. Binder's death or disability. The Employment Agreement further provides that upon a change of control of the Bank (as defined in the Agreement to include certain sales, transfers or dispositions of the shares of stock or assets of the Bank), Mr. Binder will receive a lump sum payment in the amount of $299,000.

     In addition, the Company has entered into an Executive Severance Agreement dated August 21, 1995 (the "Severance Agreement"), with Steven A. Covert, Executive Vice President and Chief Financial Officer of the Company and the Bank. The Severance Agreement provides that Mr. Covert is entitled to a lump sum payment in an amount equal to a maximum of 300% of his highest annual base salary in effect at any time prior to the termination of his employment if Mr. Covert's employment is terminated by the Bank without cause (as defined in the Severance Agreement) or by Mr. Covert with good reason (as defined in the Severance Agreement) during the period of five years from the date of the Severance Agreement, in the event of a change of control (as defined in the Severance Agreement) that occurs within six months of such termination.


           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Prior to October 1997, the Board of Directors of the Company determined and administered the compensation of the Company's executive officers. The Compensation Committee (the "Committee") was created in October 1997, immediately following the initial public offering of the Company's Common Stock. Since such time, the Committee, which is comprised of three non-employee directors of the Company, has determined and administered the compensation of the Company's executive officers. The report presented below refers to both the determinations of the entire Board of Directors and the Committee in an effort to cover the entire fiscal year 1997.

FISCAL YEAR 1997 COMPENSATION PHILOSOPHY

     In accordance with its past practices, the Company emphasized performance-based compensation in fiscal year 1997. Compensation was determined with reference to each executive officer's merit as opposed to the length of time such officer had served the Company. By rewarding merit, the Board of Directors and the Committee attempted to attract and retain the best possible executive talent, to motivate executives to achieve the goals of the Company's business strategy and to offer compensation opportunities comparable to those of the Company's competitors. The Committee continues to believe that this compensation philosophy is most aligned with the long-term interests of the Company.

     The Board of Directors of the Company and the Committee considered numerous factors, both qualitative and quantitative, in determining the level and composition of compensation for the Chief Executive Officer and other senior executive officers for fiscal year 1997. Neither the Board nor the Committee applied specific quantitative formulas or guidelines in reviewing and approving compensation. In analyzing compensation, the Board of Directors and the Committee recognized the importance of achievements that may be considered difficult to quantify, such as successful supervision and assistance with major projects.

     In addition, the Board of Directors and the Committee used competitive survey data of banks with comparable income and asset levels in the northeast quadrant of Illinois in assessing 1997 base salaries and other awards. The Board of Directors and the Committee also reviewed reports of the Illinois Bankers Association to determine the level and types of compensation other banks throughout the State of Illinois are paying executives, and reports prepared by Crowe, Chizek & Company, LLC, independent certified public accountants, regarding compensation levels paid by similar Illinois banks. In general, the Company endeavors to maintain compensation levels that are competitive with its market and the banking industry in order to attract and retain key executives in an effort to ensure the long-term success of the Company.

ELEMENTS OF THE 1997 EXECUTIVE COMPENSATION PROGRAM

     The key element of the Company's compensation program is base salary. Executive officers received salary increases in 1997 which were principally intended to reflect individual performance in 1996, including increases in responsibilities, but also, to a lesser extent, the Company's performance both as compared with the preceding fiscal year and within its industry. In addition, base salaries were reviewed in 1997 to ensure that each executive officer was compensated at a fair and competitive rate in light of the executive's duties and contributions to the Company. In certain selected cases, cash bonuses were awarded to executive officers at the end of 1997 based on fiscal year 1997 performance.

     The Company's executive officers are also eligible for stock option grants as determined by the Committee in accordance with the 1995 Stock Option Plan. The Plan provides for option awards based on both overall performance of the Company and individual performance by executive officers in order to align the interests of the Company's stockholders and such executive officers. During fiscal year 1997, however, no Named Executive Officer received options under such Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation of the Chief Executive Officer for the 1997 fiscal year was determined pursuant to the terms of Mr. Binder's Employment Agreement. In addition to base salary, Mr. Binder is entitled to receive an annual bonus and to participate in and receive benefits under any employee benefit programs of the Company, including the 1995 Stock Option Plan.

     Mr. Binder's compensation for fiscal year 1997 was determined by the Board of Directors and the Committee based on his significant contributions to the growth and success of the Company. Substantially through Mr. Binder's leadership and vision, the Company consummated the initial public offering of its Common Stock and opened or acquired three new branches during fiscal year 1997.

     In reviewing Mr. Binder's compensation, the Board of Directors and the Committee recognized his substantial role in expanding the business of the Company and in attracting highly qualified executives to continue such expansion. The Board and the Committee also appreciated that Mr. Binder was largely responsible for the success of the Company's initial public offering. Moreover, the Board and the Committee intended that Mr. Binder's compensation acknowledge that Mr. Binder is an excellent representative of the Company on behalf of the public by virtue of his stature within the banking industry and reflect their belief that his exhaustive efforts on behalf of the Company will continue to enhance the expansion and long-term value and objectives of the Company.

                            COMPENSATION COMMITTEE
                            Charles G. Freund
                            Avrom H. Goldfeder
                            Samuel D. Kahan

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the NASDAQ-Total US Market Index and the SNL Midwest Bank Index for the period from October 21, 1997, the date of the initial public offering of the Company's Common Stock, to October 30, 1997, the end of the first month following such initial public offering and the monthly periods from October 30, 1997 to December 31, 1997. The graph assumes $100.00 was invested on October 21, 1997. Cumulative total return assumes that dividends, if any, were reinvested.





                                   [GRAPH]




                                              PERIOD ENDING
                              ============================================
INDEX                         10/21/97    10/31/97    11/28/97    12/31/97
==========================================================================
Success Bancshares, Inc.      $100.00      $98.35      $91.74      $90.91
NASDAQ- Total US               100.00       93.07       93.53       92.07
SNL Midwest Bank Index         100.00       95.88      102.48      110.54





     Although the graph would normally be provided for a five-year period under the rules promulgated by the SEC, the Company's Common Stock has only been publicly traded since October 21, 1997. The Company does not believe that the comparative performance of its Common Stock over such a short period of time is necessarily a meaningful measure of the Company's total performance and indicative of the Company's future stockholder return.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed McGladrey & Pullen, LLP to act as independent public accounts for the Company for 1997. Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to stockholders' questions.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Meeting or any adjournment thereof. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.



                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's annual meeting of stockholders to be held in 1999 must be received by the Company not later than January 1, 1999, at the Company's principal executive offices at One Marriott Drive, Lincolnshire, Illinois 60069.


                                        For the Board of Directors,


                                        George M. Ohlhausen
                                        Chairman of the Board
April 30, 1998

                          SUCCESS BANCSHARES, INC. [LOGO]
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

                                                                         For    Withheld    For All
                                                                         All      All       Except

1.  ELECTION OF DIRECTORS                                               / /       / /        / /
    NOMINEES: Charles G. Freund and Samuel D. Kahan                                                  --------------------------
                                                                                                           Nominee Exceptions
2.  IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
    MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY POSTPONEMENTS OR
    ADJOURNMENTS THEREOF.


                                     --------------------------------------
                                     Signature                       Date


                                     PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN.

                                     Each joint owner should sign. Executors, administrators, trustees and others signing in a representative capacity should give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.


                         SUCCESS BANCSHARES, INC. [LOGO]
              Proxy Solicited on Behalf of The Board of Directors
            For the Annual Meeting of Stockholders - June 24, 1998


     The undersigned hereby appoints Saul D. Binder and George M. Ohlhausen and each of them as proxies, with full power of substitution and revocation, to vote, as designated above, all the Common Stock of Success Bancshares, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on June 24, 1998 and at any postponements or adjournments thereof.

     Unless otherwise marked, this proxy will be voted FOR the election as director of all the nominees named above in Proposal No. 1.